EXHIBIT B

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D, dated November 14, 2022 (the “Schedule 13D”), with respect to the Common Stock, no par value per share, of Lincoln Educational Services Corporation is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: December 1, 2022

JUNIPER TARGETED OPPORTUNITY FUND, L.P.

By: Juniper HF Investors II, LLC, its General Partner

By: /s/ John A. Bartholdson
Name: John A. Bartholdson
Title: Managing Member

JUNIPER HF INVESTORS II, LLC

By: /s/ John A. Bartholdson
Name: John A. Bartholdson
Title: Managing Member

JUNIPER MULTI-STRATEGY FUND, L.P.

By: Juniper HF Investors, LLC, its General Partner

By : /s/ John A. Bartholdson
Name: John A. Bartholdson
Title: Managing Member

JUNIPER HF INVESTORS, LLC

By : /s/ John A. Bartholdson
Name: John A. Bartholdson
Title: Managing Member

JUNIPER TARGETED OPPORTUNITIES, L.P.

By: Juniper Targeted Opportunity Investors, LLC, its General Partner

By : /s/ John A. Bartholdson
Name: John A. Bartholdson
Title: Managing Member

JUNIPER TARGETED OPPORTUNITY INVESTORS, LLC

By : /s/ John A. Bartholdson
Name: John A. Bartholdson
Title: Managing Member

JUNIPER INVESTMENT COMPANY, LLC

By : /s/ John A. Bartholdson
Name: John A. Bartholdson Title: Managing Member

By : /s/ Alexis P. Michas
ALEXIS P. MICHAS

By : /s/ John A. Bartholdson
JOHN A. BARTHOLDSON